UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM 8-K

     CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004
_______________

NET2PHONE, INC.

(Exact name of registrant as specified in its charter)

000-26763

(Commission File Number)

Delaware	22-3559037

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

520 Broad Street Newark, New Jersey 07102

(Address of principal executive offices, with zip code)

(973) 438-3111

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act
Soliciting material pursuant to Rule 14a-12 under the Exchange Act
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 3.02. Unregistered Sales of Equity Securities.

Warrant Program.

As previously disclosed, Net2Phone, Inc. (“Net2Phone”) has introduced a warrant incentive program, allowing selected cable operators to earn warrants to purchase shares of Net2Phone common stock. The Board of Directors has reserved up to five million shares for issuance under this plan. Including the warrant granted to Millennium Digital Media Systems, LLC (“Millennium”) described below, Net2Phone has issued warrants to purchase an aggregate of 3,289,048 shares of common stock pursuant to this program. The execution of definitive agreements with cable operators that meet specific criteria will trigger warrant grants, which become exercisable as the cable operator reaches specified telephony subscriber levels.

Execution of Definitive Agreement.

In connection with, and in consideration for, the execution of a cable telephony and license agreement on November 24, 2004, Net2Phone issued a warrant to Millennium on December 1, 2004 for the purchase of 639,380 shares of Net2Phone’s common stock. The terms of this warrant provide that at any time prior to December 31, 2011, Millennium or its transferees may elect to receive up to 639,380 shares (subject to certain customary adjustments) of Net2Phone’s common stock, at a purchase price per share equal to $4.20 (subject to certain customary adjustments). Only vested warrant shares can be exercised, and vesting is based on the number of customers subscribing to Net2Phone’s telephony service in Millennium’s footprint. The shares subject to the warrant vest as follows: beginning on the last day of the calendar quarter ending 12 months from the commercial launch date of the cable telephony services (expected early 2005), ten shares vest for each subscriber to Net2Phone’s cable telephony service pursuant to the cable telephony and license agreement, and from and after such date until December 31, 2009, the warrant vests quarterly at a rate of ten shares per incremental net subscriber in existence on the last day of each calendar quarter.

Net2Phone has agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission to register the shares of common stock issued upon exercise of the Millenium warrant for resale. Net2Phone did not grant Millennium demand or piggyback registration rights.

The issuance of the warrant was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act for transactions not involving a public offering and based on the fact that the warrant was issued to an accredited investor who had access to Net2Phone’s financial and other relevant information. The issuance of the warrant did not involve the use of an underwriter and no commissions were paid in connection with the issuance of the warrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 6, 2004

NET2PHONE, INC.

/s/ Glenn J. Williams

By: Glenn J. Williams
Its: Executive Vice President of
Business and Legal Affairs,
General Counsel and
Secretary